CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Howtek, Inc.
Hudson, New Hampshire

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 12, 1999 (except for note 4, for which the date is March 23, 1999), relating to the financial statements and schedule of Howtek, Inc appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP


New York, New York
October 12, 1999